As filed with the Securities and Exchange Commission on September 16, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED MICRO CIRCUITS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2586591
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6290 Sequence Drive
San Diego, CA 92121
(858) 450-9333
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

2000 Equity Incentive Plan
(Full Title of the Plan)

William E. Bendush
Senior Vice President and Chief Financial Officer
Applied Micro Circuits Corporation
6290 Sequence Drive
San Diego, CA 92121
(858) 450-9333
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

D. Bradley Peck, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock (par value $.01)	25,000,000 shares	$3.90	$97,500,000.00	$8,970.00

(1)
This registration statement shall also cover any additional shares of Common Stock which shall become issuable under the 2000 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended. The price per share and the aggregate offering price are calculated on the basis of $3.90, the average of the high and low sales prices of the Registrant’s Common Stock on September 9, 2002, as reported on The Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS
ON FORM S-8 NOS. 333-53282, 333-48912 AND 333-35408

The contents of Registration Statements on Form S-8 No. 333-53282 filed with the Securities and Exchange Commission on January 5, 2001, No. 333-48912 filed with the Securities and Exchange Commission on October 30, 2000, and No. 333-35408 filed with the Securities and Exchange Commission on April 21, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages for this Registration Statement

99.1	2000 Equity Incentive Plan, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 16, 2002.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ WILLIAM E. BENDUSH
William E. Bendush Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Rickey and William E. Bendush, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID M. RICKEY DAVID M. RICKEY	President, Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 16, 2002

/s/ WILLIAM E. BENDUSH WILLIAM E. BENDUSH	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 16, 2002

/s/ STEPHEN M. SMITH STEPHEN M. SMITH	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 16, 2002

/s/ CESAR CESARATTO CESAR CESARATTO	Director	September 16, 2002

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Signature	Title	Date

/s/ FRANKLIN P. JOHNSON, JR. FRANKLIN P. JOHNSON, JR.	Director	September 16, 2002

/s/ KEVIN N. KALKHOVEN KEVIN N. KALKHOVEN	Director	September 16, 2002

/s/ S. ATIQ RAZA S. ATIQ RAZA	Director	September 16, 2002

/s/ ARTHUR B. STABENOW ARTHUR B. STABENOW	Director	September 16, 2002

/s/ DOUGLAS C. SPRENG DOUGLAS C. SPRENG	Director	September 16, 2002

/s/ HARVEY P. WHITE HARVEY P. WHITE	Director	September 16, 2002

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages for this Registration Statement

99.1	2000 Equity Incentive Plan, as amended

4